UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

SPARTAN MOTORS, INC
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-13611 (Commission File Number)	38-2078923 (IRS Employer Identification no.)

1000 Reynolds Road Charlotte, Michigan (Address of principal executive offices)	48813 (Zip Code)

Registrant's telephone number,
including area code:  (517) 543-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On April 23, 2009 the Board of Directors of the Company increased the size of the Board from eight to nine members and appointed Ron Harbour to the Board. Mr. Harbour is a partner with Oliver Wyman, a global management consultancy. Mr. Harbour was the President of Harbour Consulting prior to its acquisition by Oliver Wyman. The Board appointed Mr. Harbour to the class of directors with terms expiring at the annual meeting of shareholders in 2010.

          There are no arrangements or understandings between Mr. Harbour and any other person pursuant to which he was selected as a director, nor are the any transactions in which Mr. Harbour has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Harbour will receive the standard compensation arrangements for the Company's non-employee directors, including an annual retainer, meeting fees, and share-based compensation.

          The Company issued a press release announcing Mr. Harbour's appointment to the Board of Directors. The full text of the press release is attached as Exhibit 99.1 to this report. Exhibit 99.1 is furnished to, and not filed with, the Commission.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	99.1	Press Release dated April 24, 2009.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Date: April 24, 2009	By /s/ James W. Knapp
James W. Knapp Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Spartan Motors, Inc. Press Release dated April 24, 2009.